CONSENT OF DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP,
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the reference of our firm under the caption Experts in the Registration Statement of Community Bancshares, Inc. For the registration of 135,000 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of Community Bancshares, Inc. Included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                    Dudley, Hopton-Jones, Sims & Freeman PLLP

Birmingham, Alabama
June 24, 1997



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